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                                State of Delaware

                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "COMSAT CAPITAL II, L.P.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MAY, A.D. 1995, AT 3 O'CLOCK P.M.


[Great Seal of the State of Delaware]


                              /s/ Edward J. Freel
                              ___________________________________
                              Edward J. Freel, Secretary of State

2509318  8100                      Authentication:  7513562
950112953                                    Date:  05-22-95

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                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             COMSAT CAPITAL II, L.P.

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
      I.  The name of the limited partnership is COMSAT Capital
          II, L.P.
     II.  The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209
          Orange Street, Wilmington, County of New Castle.  The
          name of the Partnership's registered agent for service
          of process in the State of Delaware at such address is
          The Corporation Trust Company.
     III. The name and mailing address of each general partner is as follows:
          Name                     Mailing Address
          ----                     ---------------
          COMSAT Corporation       6560 Rock Spring Drive
                                   Bethesda, MD  20817

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of COMSAT Capital II, L.P. as of May 22, 1995.

                                    General Partner

                                    COMSAT Corporation

                                        /s/ Bruce L. Crockett
                                    By:__________________________
                                       Name:  Bruce L. Crockett
                                       Title: President and Chief
                                                Executive Officer